SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT: June 7, 2005
(Date of earliest event reported)

______________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

UTAH	333-86830	87-0654478
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

1464 West 40 South, Suite 200 Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01    Other Events.

On June 7, 2005, the Company entered into a Memorandum of Understanding Regarding Installation and Trial of Antimicrobial System (“MOU”) with Tyson Foods, Inc., a Delaware corporation (“Tyson”). Pursuant to the terms of the MOU, the Company has agreed to install its EOW+ System (the “System”) at Tyson’s chicken processing facility located in Shelbyville, Tennessee. The parties have agreed in the MOU that EAU will conduct research and development to evaluate the efficacy of electrolyzed water in pathogen management on raw poultry products. The parties will conduct a trial of the use of the System under an agreed upon protocol and under the supervision of USDA/FSIS personnel. Prior to the completion of the trial, but with no obligation to so enter, the parties will undertake to complete a definitive commercial agreement regarding the continued use of the System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, INC.

Date: June 10, 2005	By:	/s/ Gaylord M. Karren
Name: Gaylord M. Karren
Title: Chief Executive Officer